As filed with the Securities and Exchange Commission on December 29, 2008

Registration No. 333-121125

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEDIATRIX MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	65-0271219
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1301 Concord Terrace

Sunrise, Florida 33323-2825

(Address of Principal Executive Offices)

Pediatrix Medical Group of Puerto Rico Thrift and Profit Sharing Plan

(Full title of the Plan)

Thomas W. Hawkins, Esq.

Senior Vice President,

General Counsel and Secretary

Pediatrix Medical Group, Inc.

1301 Concord Terrace

Sunrise, Florida 33323-2825

(Name and address of agent for service)

(954) 384-0175

Telephone number, including area code, of agent for service

Copies to:

Ira N. Rosner, Esq.

Greenberg Traurig, P.A.

1221 Brickell Avenue

Miami, Florida 33131

(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On December 9, 2004, Pediatrix Medical Group, Inc. (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-8, Registration No. 333-121125 (the “Registration Statement”), registering 10,000 shares (on a post-two-for-one stock split basis) of the Company’s common stock, $0.01 par value (“Common Stock”), to be issued in connection with the Pediatrix Medical Group of Puerto Rico Thrift and Profit Sharing Plan (the “Thrift Plan”). The Company has discontinued the availability of Common Stock under the Thrift Plan. Consequently, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove, and hereby does remove, from registration all shares of Common Stock registered on the Registration Statement that remain unissued under the Thrift Plan.

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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

See “Exhibit Index” on page II-3 below.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida on this 29th day of December, 2008.

PEDIATRIX MEDICAL GROUP, INC.

By:	/s/ Roger J. Medel, M.D.
Roger J. Medel, M.D.
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Thomas W. Hawkins and Karl B. Wagner his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cesar L. Alvarez Cesar L. Alvarez	Chairman of the Board	December 29, 2008

/s/ Roger J. Medel, M.D. Roger J. Medel, M.D.	Chief Executive Officer and Director	December 29, 2008

/s/ Karl B. Wagner Karl B. Wagner	Chief Financial Officer and Principal Accounting Officer	December 29, 2008

/s/ Waldemar A. Carlo, M.D. Waldemar A. Carlo, M.D.	Director	December 29, 2008

/s/ Michael B. Fernandez Michael B. Fernandez	Director	December 29, 2008

/s/ Roger K. Freeman, M.D. Roger K. Freeman, M.D.	Director	December 29, 2008

/s/ Paul G. Gabos Paul G. Gabos	Director	December 29, 2008

/s/ Dany Garcia Dany Garcia	Director	December 29, 2008

/s/ Pascal J. Goldschmidt, M.D. Pascal J. Goldschmidt, M.D.	Director	December 29, 2008

/s/ Manuel Kadre Manuel Kadre	Director	December 29, 2008

/s/ Enrique J. Sosa Enrique J. Sosa, Ph.D.	Director	December 29, 2008

II-2

EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney (contained on the signature pages of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8)

II-3